UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 21, 2023

GULFPORT ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-19514	86-3684669
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

713 Market Drive Oklahoma City, Oklahoma	73114
(Address of principal executive offices)	(Zip code)

(405) 252-4600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GPOR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On June 21, 2023, Gulfport Energy Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with certain stockholders of the Company listed in Schedule 2 thereto (the “Selling Stockholders”) and BofA Securities, Inc., J.P. Morgan Securities LLC and Evercore Group L.L.C., on behalf of themselves and as representatives of the several underwriters listed in Schedule 1 thereto (the “Underwriters”), relating to the offer and sale (the “Offering”) by the Selling Stockholders of 1,300,000 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), by the Selling Stockholders at a price to the public of $95.00 per share. Pursuant to the Underwriting Agreement, the Selling Shareholders granted the Underwriters a 30-day option to purchase up to an additional 195,000 shares of Common Stock to cover any overallotments (the “Option”). The Underwriters exercised the Option in full on June 22, 2023. The Company did not sell any shares of Common Stock in the Offering and did not receive any proceeds from the sale of the shares offered by the Selling Shareholders.

In connection with the Offering, the Company agreed to purchase from certain of the Selling Stockholders an aggregate of 263,158 shares of Common Stock at a price of $95.00 per share, the price per share paid by the public in the Offering (the “Concurrent Repurchase”). The Offering, the Option and the Concurrent Repurchase closed on June 26, 2023.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company and the Selling Shareholders have agreed to indemnify the Underwriters against certain liabilities and to contribute to payments the Underwriters may be required to make in the event of any such liabilities.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the copy of the Underwriting Agreement, which is filed herewith as Exhibit 1.1 and incorporated into this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of June 21, 2023, among the Company, certain stockholders of the Company named therein and BofA Securities, Inc., J.P. Morgan Securities LLC and Evercore Group L.L.C., on behalf of themselves and as representatives of the several underwriters named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULFPORT ENERGY CORPORATION

Date: June 26, 2023	By:	/s/ Michael Hodges
	Name:	Michael Hodges
	Title:	Chief Financial Officer

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